Exhibit 6.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Loan Agreement”) is dated June 29, 2023 and is between 154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company (“Borrower”), and YIELDI, LLC, a Georgia limited liability company (“Lender”).

Borrower has applied to lender for a loan in the principal amount of NINE HUNDRED FIVE THOUSAND AND 00/100 DOLLARS (US $905,000.00) (the “Loan”).

Lender is willing to make the Loan, and Borrower is willing to take the Loan, upon the terms set forth in this Loan Agreement.

The parties therefore agree as follows:

A.	DEFINED TERMS. For purposes of this Loan Agreement, the following definitions apply:

“ADA” is defined in section C.2(g) below.

“Appraisal” means an appraisal of the Mortgaged Property, or any portion thereof, as determined by a qualified appraiser selected by Lender, which appraisal shall be satisfactory to Lender in all respects.

“Attorneys’ Fees and Costs” means (i) fees and out-of-pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable (whether or not any lawsuit or other proceeding is instituted), including costs of Lender’s and Loan Servicer’s allocable costs of in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees. As used in this Loan Agreement and in the Note, “Attorneys’ Fees and Costs” shall include those awarded by an appellate court.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Loan Agreement, together with their successors and assigns.

“Borrower’s Statements of Fact” means the statements of fact made by Borrower that are enumerated in section C below.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Collateral Agreement” means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not Increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

“Controlling Entity” means an entity which owns, directly or indirectly through one or more Intermediaries, (i) a general partnership interest or a Controlling Interest of the limited partnership interests In Borrower (If Borrower is a partnership or joint venture), (ii) a manager’s interest In Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), or (iii) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation). If Borrower is a nonprofit corporation, “Controlling Entity” means an entity that is one of the nonprofit corporation’s members (or equivalent designation under the laws of the jurisdiction where Borrower’s nonprofit corporation was formed) or that otherwise controls or shares control of Borrower.

“Controlling Interest” means (i) 51 percent or more of the ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than 51 percent, if the owner(s) of that interest actually direct(s) the business and affairs of the entity without the requirement of consent of any other party. If Borrower is a nonprofit corporation or association, a “Controlling Interest” is held by those members, officers, trustees, or board members who, alone or together with others, control or share control of Borrower, in accordance with the Bylaws of the nonprofit corporation or association.

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“Environmental Indemnity” means that certain Environmental Indemnity Agreement dated the same date as this Loan Agreement, executed by Borrower, as Indemnitor, in favor of Lender, as Indemnitee.

“Event of Default” means the occurrence of any event listed in section F.1 below.

“Fixtures” shall have the meaning set forth in section A of the Mortgage.

“Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over Borrower.

“Guarantor” means each of MATTHEW D. BELCHER and PARKER A. SMITH, as well as any other or future guarantor of all or any portion of the Indebtedness.

“Guaranty” means that certain Guaranty dated the same date as this Loan Agreement, made and given by Guarantor, and each and every other guaranty executed by any Guarantor in favor of Lender in connection with the Loan.

“Impositions” and “Imposition Deposits” are defined in section D.4(a) below.

“Improvements” shall have the meaning as set forth in section A of the Mortgage.

“Indebtedness” means the principal of, interest on, and all other amounts due at any time under, the Note, this Loan Agreement, the Mortgage or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Mortgaged Property under section G of the Mortgage or any other applicable provision of this Loan Agreement, the Mortgage or any other Loan Document or as permitted by law.

“Initial Owners” means, with respect to Borrower or any other entity, the Person(s) that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100% of the ownership interests in Borrower or that entity. If Borrower is a nonprofit corporation or association, “Initial Owners” means the Person(s) that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, are the members, officers, trustees, or board members (or equivalent designation under the laws of the jurisdiction where Borrower’s nonprofit corporation or association was formed) who have or share a Controlling Interest in Borrower.

“Land” means the land described in Exhibit A.

“Leases” shall have the meaning set forth in section A of the Mortgage.

“Lender” means the Person or Persons identified as “Lender” in the first paragraph of this Loan Agreement, or any subsequent holder(s) of the Note.

“Loan Documents” means the Note, this Loan Agreement, the Mortgage, the Environmental Indemnity, the Guaranty, all Collateral Agreements, O&M Plans, financing statements, and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the loan, as such documents may be amended, modified or restated from time to time.

“Loan Servicer” means the Person or Persons that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Loan Agreement and any other Loan Document, and otherwise to service the Loan for the benefit of Lender. Unless otherwise specified in section B of the Note, or unless Borrower receives notice to the contrary, the Loan Servicer means the Person or Persons identified as “Lender” in the first paragraph of this Loan Agreement.

“Material Adverse Effect” means any occurrence of any circumstance, act, condition, or event of whatever nature, whether singly or in conjunction with any other event, act, condition, circumstances, whether or not related, that could in Lender’s reasonable judgment be expected to have a significant detrimental effect on (i) the prospects, business, results of operations, operations, capitalization, assets, liabilities (contingent or otherwise) or financial condition or performance of Borrower and its Controlling Entitles, Sub-Entitles, any Guarantor, or any other Person obligated for the Indebtedness, (ii) the ability of Borrower and its Controlling Entities, Sub-Entities, any Guarantor, or any other Person obligated for the Indebtedness, to pay or perform the obligations under the Loan Documents when due, (iii) the validity or enforceability of (a) any of the Loan Documents, (b) any Lien created or purported to be created by any of the Loan Documents or the required  priority of any such Lien or (c) the rights and remedies of Lender under any of the Loan Documents, or (iv) the use, value or condition of the Mortgaged Property.

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“Mortgage” means the Mortgage, Assignment of Rents and Security Agreement dated the same date as this Loan Agreement, executed by Borrower in favor of Lender, which Mortgage encumbers the Mortgaged Property including that certain real property located in Sedgwick County, State of Kansas and described in Exhibit “A” attached to this Loan Agreement.

“Mortgaged Property” shall have the meaning as set forth in section A of the Mortgage.

“Mortgaged Property UCC Collateral” shall have the meaning as set forth in section A of the Mortgage.

“Note” means the Promissory Note in the principal amount of NINE HUNDRED FIVE THOUSAND AND 00/100 DOLLARS (US $905,000.00), executed by Borrower in favor of Lender and dated as of the date of this Loan Agreement, including all schedules, Riders, allonges and addenda, as such Promissory Note may be amended, modified and/or restated from time to time.

“notice” or “notices” is defined in section H.3 below.

“O&M Plan” shall have the meaning as set forth in the Environmental Indemnity.

“Participant” is defined in section H.10(b) below.

“Participation Interest” is defined in section H.10(b) below.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” shall have the meaning set forth in section A of the Mortgage.

“Potential Default” means any event or condition that with notice or passage of time, or both, would constitute an Event of Default.

“Property Insurance” is defined in section D.2(a) below.

“Property Jurisdiction” shall have the meaning as set forth in section A of the Mortgage.

“Rider or Riders” shall mean, individually, any rider attached to and included and incorporated within any of the Loan Documents and, collectively (if applicable), to all Riders attached to and included and incorporated within more any of the Loan Documents.

“Purchaser” or “Purchasers” is defined in section H.10(a)(i) below.

“Schedule of Title Exceptions” shall have the meaning as set forth in section A of the Mortgage.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local Improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

“Transfer” is defined in section E.1 below.

“USA PATRIOT Act” shall have the meaning set forth in section H.17 below.

B.	THE LOAN.

B.1.       Loan Terms. The Loan shall be evidenced by the Note and shall bear interest and be paid in accordance with the payment terms set forth in the Note.

B.2.       Security. The Indebtedness shall be secured by the Mortgage.

B.3.       Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, Including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

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B.4.       Full Recourse Liability. Borrower shall have full recourse personal liability under the Note, this Loan Agreement, the Mortgage and all other Loan Documents for the repayment of the Indebtedness and for the performance of any and all other obligations of Borrower under the Note, this Loan Agreement, the Mortgage and all other Loan Documents.

B.5.       Guaranty. Borrower shall cause each Guarantor to execute the Guaranty.

C.	BORROWER’S STATEMENTS OF FACT

C.1.       General Statements of Fact. Borrower states that the following facts are accurate:

(a)       154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company (i) is duly organized, validly existing and in good standing under the laws of its state of formation and has qualified to do business as a foreign entity in the state(s) where Lender’s security for the Loan is located (if other than the state in which Borrower was organized); (ii) is not in violation of any federal or state laws relating to its structure, including, but not limited to, federal securities laws, blue sky laws, and other laws, or the rules or regulations of the Securities and Exchange Commission; (iii) is duly authorized to transact business in all states in which it is doing business, having obtained all necessary filings, governmental licenses and approvals for each such state; and (iv) without limiting the foregoing, is duly qualified or registered as a foreign entity in all states in which the failure to so register or qualify would have a Material Adverse Effect. Borrower has all requisite power and authority to enter into all documents required in connection with the above-described transaction, to carry out the obligations of Borrower contemplated by the Loan Documents and to own all of the Mortgaged Property.

(b)       Borrower’s organizational documents have not been amended or altered (except for such amendments as have been provided to Lender) and are in full force and effect as of the date hereof. Notwithstanding the provisions of any operating agreement or other organizational document of Borrower regarding transfers of equity interests in Borrower, Borrower acknowledges that the terms, conditions and restrictions regarding such transfers contained in this Loan Agreement shall govern.

(c)       The Person(s) executing this Loan Agreement on behalf of Borrower, acting together (if more than one), has/have all necessary power and authority to execute and deliver the Loan Documents for, on behalf of, and in the name of Borrower.

(d)       The execution and delivery by Borrower of the Loan Documents, the performance by Borrower of its obligations under the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not (i) violate any provision of any law or any governmental rule or regulations applicable to Borrower, any of Borrower’s organizational documents or any order, judgment or decree of any court or other agency of government binding on Borrower, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower.

(e)       This Loan Agreement, the Note and all other Loan Documents represent valid and binding obligations of Borrower and any other Person executing any such document, enforceable in accordance with their terms. There are no setoffs, defenses or counterclaims to the payment of the indebtedness evidenced by the Note, and Borrower hereby agrees that if any such defense to the payment of such indebtedness should hereafter exist against Lender, except to the extent such defense is permitted or provided by the usury laws of the State of Kansas, the same will not be raised against Lender.

(f)       There is not pending against Borrower or any principal of Borrower any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization, liquidation or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under the aforesaid bankruptcy laws. There are no lawsuits or legal proceedings pending or to the best of Borrower’s knowledge threatened in any court or before any governmental agency Involving Borrower, its principals or the Mortgaged Property, nor are there any Judgments outstanding against Borrower or its principals. The financial condition of Borrower as of the date hereof has not adversely changed from the financial condition as indicated by the financial statements furnished to Lender and said financial statements are substantially true and accurate as of the date hereof.

(g)       Borrower is acting in the Loan for its own account for commercial purposes and will receive and apply the Loan proceeds for its own account and not as an agent or trustee for others.

(h)       Since the closing of the Loan, no change has occurred that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

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(i)       The financial statements of Borrower, any general partner of Borrower (if Borrower is a partnership), any manager or managing member of Borrower (if Borrower is a limited liability company), any controlling shareholder of Borrower (if Borrower is a corporation), and any Guarantor furnished to Lender in connection with the Loan reflect in each case a positive net worth as of the date thereof.

(j)       Borrower is not presently insolvent, and the proposed Loan will not render Borrower insolvent. As used in this Loan Agreement, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(k)       Borrower has not relied upon any advice or representations of any attorney, vendor or other service provider engaged by or on behalf of Lender to prepare or review the Loan Documents. Borrower acknowledges that any such attorney, vendor or other service provider shall represent the interests of Lender only and shall have no duty or liability to Borrower.

(l)       After the Loan is made, Borrower will have sufficient working capital, including cash flow from the Mortgaged Property or other sources, to adequately maintain the Mortgaged Property and to pay all of Borrower’s outstanding debts as they come due.

(m)       All information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects.

C.2.       Statements of Fact Regarding Mortgaged Property. Borrower states that the following facts are accurate:

(a)       Borrower owns (or will own, concurrently with the closing of the Loan) fee simple title to all of the Mortgaged Property; the Mortgage creates the lien and security it purports to create and is a valid and binding obligation of Borrower enforceable against Borrower and the Mortgaged Property in accordance with its terms.

(b)       Neither Borrower nor its principals are engaged or have been engaged at any time since Borrower’s acquisition of the Mortgaged Property in a “pattern of racketeering activity” within the meaning of 18 U.S.C. Section 1961, as amended, nor has either Borrower or any of its principals committed any other act or engaged in any other pattern of actions, the potential results of which might include forfeiture of Borrower’s interest in the Mortgaged Property.

(c)       No part of the Mortgaged Property or the improvements have been (i) damaged and not, to Borrower’s knowledge, repaired to Lender’s satisfaction, or (ii) taken in any condemnation or other similar proceeding, and no such proceeding is pending or to the best of Borrower’s knowledge threatened.

(d)       The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll provided to Lender, and such rent roll is true, accurate, complete and correct in all material respects, including the description of the rent, term, and pay through date. All other information submitted by or on behalf of Borrower to Lender in connection with the Loan, including but not limited to financial statement(s), tax return(s), operating statement(s), bank statement(s), and management agreement(s) are true, accurate, complete and correct in all material respects.

(e)       To Borrower’s knowledge, the Improvements have been completed in accordance with the plans and specifications and all recommendations of the soils engineer, including any grading, seeding, landscaping and all other on-site and off-site improvements relating to the operation of the Mortgaged Property. Direct connection has been made from the Mortgaged Property to abutting public water, sewer, gas, electric, telephone and all other facilities necessary to serve the Mortgaged Property for its Intended use; the Improvements are ready for occupancy; and the original building permit, unconditional certificates of occupancy and all other consents and approvals of all governmental authorities having Jurisdiction over the Mortgaged Property have been issued, evidencing compliance with all zoning, building and other laws and regulations applicable to the Mortgaged Property and the Improvements.

(f)       Borrower acknowledges that Lender has made no representations or warranties whatsoever concerning the suitability of the Mortgaged Property for Borrower’s purposes, or any other aspect of the Mortgaged Property. Borrower agrees that Borrower shall have the sole responsibility to conduct its own due diligence regarding the suitability of the Mortgaged Property for Borrower’s purposes, or any other aspect of the Mortgaged Property.

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(g)       The Improvements are either exempt from the accessibility requirements of the Americans with Disabilities Act, 42 U.S.C.A. Section 12101 et seq. (the “ADA”), or, if not exempt, said improvements are accessible to and usable by persons with disabilities and complies (and shall, at all times during the term of the Loan be maintained in compliance) with the ADA, and the regulations thereunder promulgated by the U.S. Architectural and Transportation Barriers Compliance Board (36 C.F.R. Section 1191 et seq.) and by the U.S. Department of Justice (28 C.F.R. Part 36), including without limitation the ADA Accessibility Guidelines for Buildings and Facilities attached as an Appendix to said regulations. The Mortgaged Property is in compliance with the Fair Housing Amendments Act of 1998, as amended, as well as any other state or local laws and ordinances related to handicapped access.

(h)       There has been no material change in the occupancy of the Mortgaged Property, or the business, financial condition or results of operations of Borrower, the Mortgaged Property or to the best of Borrower’s knowledge, any tenant of the Mortgaged Property, since the date of Borrower’s application for the Loan or submittal of information to Lender in connection with the Loan.

C.3.       Consequences of Inaccuracy. Borrower acknowledges that Lender has agreed to make the Loan in reliance on the accuracy of Borrower’s Statements of Fact. If any of Borrower’s Statements of Fact are inaccurate on the date of this Loan Agreement or become inaccurate prior to repayment of the Indebtedness, then (a) such inaccuracy shall be an Event of Default, and (b) without limiting any other remedies of Lender, Lender may bring a claim against Borrower for misrepresentation, a claim for breach of warranty, or both.

C.4.       Obligation to Notify Lender. If any statement of fact of Borrower contained in this Loan Agreement or in any other Loan Document becomes untrue, in whole or in part, after the execution of this Loan Agreement (whether before or after the closing of the Loan), Borrower shall so advise Lender in writing immediately.

D.       BORROWER COVENANTS.

D.1.       Taxes; Operating Expenses.

(a)       Subject to the provisions of sections D.1(c) and D.1(d) below, Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b)       Subject to the provisions of section D.1(c) below, Borrower shall pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, repairs and replacements) when due and before the last date upon which each such payment may be made without any penalty or interest charge being added.

(c)       As long as no Event of Default or Potential Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received, Borrower shall not be obligated to pay Taxes, insurance premiums or any other Individual Imposition to the extent that sufficient Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that any Event of Default has occurred (which, if it is amenable to cure, has not been timely cured), Insufficient Imposition Deposits are held by lender at the time an Imposition becomes due and payable or Borrower has failed to provide Lender with bills and premium notices as provided above.

(d)       Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition.

(e)       Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments in accordance with section D.4(f) below.

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D.2.       Property and Liability Insurance.

(a)       Borrower shall keep the improvements insured at all times such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire, windstorm and allied perils, general boiler and machinery coverage, and business Income coverage. Lender’s insurance requirements may change from time to time throughout the term of the Indebtedness. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. In the event any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional insurance is necessary or prudent, Borrower shall pay for all such documentation at its sole cost and expense. If any of the Improvements is located in an area that is either (i) identified by the Federal Emergency Management Agency (or any successor to that agency) (“FEMA”) as an area having special flood hazards or (ii) designated by FEMA as Zone D, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood. If Lender so requires, such insurance shall also include business income/rental value insurance for all relevant perils to be covered in the amount required by Lender, but in no case less than the effective gross income attributable to the Mortgaged Property for the preceding 12 months, as determined by Lender in Lender’s discretion. All insurance required pursuant to this section D.2 shall be referred to as “Property Insurance”. All policies of Property Insurance must include a noncontributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender, and shall provide that the insurer will notify Lender in writing of cancelation of policies at least 10 days before the cancelation of the policy by the insurer for nonpayment of the premium or nonrenewal and at least 30 days before cancelation by the insurer for any other reason.

(b)       All premiums on insurance policies required under this section D.2 shall be paid in the manner provided in section D.4 below, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. Borrower shall deliver to Lender a legible copy of each insurance policy (or duplicate original), and Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least thirty (30) days prior to the expiration date of a policy, Borrower shall deliver to Lender a legible copy of each renewal policy (or a duplicate original) in a form satisfactory to Lender.

(c)       Borrower shall maintain at all times commercial general liability insurance, workers’ compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require. All policies for general liability Insurance must contain a standard additional insured provision, in favor of, and in a form approved by, Lender.

(d)       All insurance policies and renewals of Insurance policies required by this section D.2 shall be in such amounts and for such periods as Lender may from time to time require, shall be in such form and contain such endorsements as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

(e)       Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would Invalidate any part of any insurance coverage that this Loan Agreement requires Borrower to maintain.

(f)       In the event of loss, Borrower shall give Immediate written notice to the Insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage Insurance, to appear in and prosecute any action arising from such property damage Insurance policies, to collect and receive the proceeds of property damage insurance, and to deduct from such proceeds Lender’s expenses Incurred in the collection of such proceeds. This power of attorney is coupled with an Interest and therefore Is Irrevocable. However, nothing contained in this section D.2 shall require Lender to incur any expense or take any action. Lender may, at Lender’s option, (i) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the “Restoration”), or (ii) apply the balance of such proceeds to the payment of the indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall do so in accordance with Lender’s then-current policies relating to the restoration of casualty damage on simitar properties.

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(g)       Lender shall not exercise its option to apply insurance proceeds to the payment of the Indebtedness if all of the following conditions are met: (i) no Potential Default exists and no Event of Default has occurred which, if it is amenable to cure, has not been timely cured; (ii) Lender determines, in its discretion, that Borrower has sufficient funds to complete the Restoration; (iii) Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property; and (iv) Lender determines, in its discretion, that the Restoration will be completed before the earlier of (A) one year before the maturity date of the Note or (B) one year after the date of the loss or casualty.

(h)       If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

D.3.       Condemnation.

(a)       Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a “Condemnation”). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this section D.3 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b)       Lender may apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts, at Lender’s option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, section D.4 below or any Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

D.4.       Deposits for Taxes, Insurance and Other Charges.

(a)       Unless this requirement is waived in writing by Lender, or as otherwise provided in this section D.4, Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount estimated by Lender to be sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “COLLECT” below, plus, at Lender’s discretion, a contingency reserve of up to one-sixth of such estimate. Lender will not Initially require Borrower to make Imposition Deposits with respect to any items marked “DEFERRED” or “NOT APPLICABLE” below.

[DEFERRED]	Property Insurance premiums or other Insurance premiums required by Lender under section D.2 above
[DEFERRED]	Taxes
[DEFERRED]	water and sewer charges (that could become a lien on the Mortgaged Property)
[DEFERRED]	assessments or other charges (that could become a lien on the Mortgaged Property)

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The amounts deposited under the preceding sentence are collectively referred to in this Loan Agreement as the “Imposition Deposits”. The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Loan Agreement as “Impositions”. The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records Indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b)       Imposition Deposits shall be held by Lender or in a bank, credit union or other financial institution designated by Lender. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred which, if it is amenable to cure, has not been timely cured. Unless applicable law requires, lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. As additional security for all of Borrower’s obligations under this Loan Agreement and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits. Any amounts deposited with Lender under this section D.4 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under section D.4(e) below.

(c)       Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions. If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d)       If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, plus at Lender’s discretion, a contingency reserve of up to one-sixth of such estimate, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, plus, at Lender’s discretion, a contingency reserve of up to one-sixth of such estimate, Borrower shall pay to Lender the amount of the deficiency within fifteen (15) days after notice from lender.

(e)       If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender’s discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f)       If Lender does not collect an Imposition Deposit with respect to an Imposition either marked “DEFERRED” in section D.4(a) above or pursuant to a separate written waiver by Lender, then at least thirty (30) days before the date each such Imposition Is due, or on the date this Loan Agreement requires each such Imposition to be paid, Borrower must provide Lender with a receipt or other proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits. Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in section D.4(a) above, regardless of whether any such item is marked “DEFERRED” in such section, upon notice to Borrower, (i) if Borrower does not timely pay any of the Impositions as required by this Loan Agreement, (ii) if Borrower fails to provide timely proof to Lender of such payment as required by this Loan Agreement, or (iii) at any time from and after the occurrence of an Event of Default. In the event of a Transfer prohibited by or requiring Lender’s approval under section E below, Lender’s waiver or deferral of the collection of any Imposition Deposit in this section D.4 may be modified or rendered void by Lender at Lender’s sole option and discretion by notice to Borrower and the transferee(s) as a condition of Lender’s approval of such Transfer.

D.5.       Books and Records; Financial Reporting.

(a)       Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent’s offices, and upon Lender’s request shall make available at the Mortgaged Property, complete and accurate books of account and records (including copies of supporting bills and Invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

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(b)       Borrower and Guarantor shall furnish to Lender all of the following:

(i)	within one hundred twenty (120) days after the end of each fiscal year of Borrower, a statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year;

(ii)	within one hundred twenty (120) days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the Lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(iii)	within one hundred twenty (120) days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(iv)	within one hundred twenty (120) days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each, if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members;

(v)	upon Lender’s request, quarterly income and expense statements for the Mortgaged Property;

(vi)	upon Lender’s request at any time when a Potential Default exists or an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, monthly income and expense statements for the Mortgaged Property;

(vii)	within ten (10) days after Lender’s request, a current monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender;

(viii)	within ten (10) days after Lender’s request, a balance sheet, a statement of income and expenses for Borrower and each Guarantor and a statement of changes in financial position of Borrower and each Guarantor for Borrower’s or such Guarantor’s most recent fiscal year; and

(ix)	within thirty (30) days after filing, copies of all federal and state income tax returns filed by Borrower and any Guarantor (or, if Borrower or any Guarantor is a “disregarded entity” for federal tax purposes, the federal and state returns filed by the owner of Borrower or such Guarantor) including all schedules, forms, attachments, W-2s and K-1s.

(c)       Each of the statements, schedules, documents, items and reports required by section D.5(b) above shall be certified to be complete and accurate by each individual Borrower, an individual (or Individuals) having authority to bind each entity Borrower and (for guarantor information and documents) each Guarantor, and shall be in such form and contain such detail as Lender may reasonably require. Lender may, at Lender’s discretion, require that any statements, schedules or reports be audited at Borrower’s expense by independent certified public accountants acceptable to Lender.

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(d)       In the event Borrower or any Guarantor fails to deliver such statements, schedules, documents, items and reports within the time frames provided in section D.5(b) above, then such failure shall constitute an Event of Default; provided, however, in addition to any other remedies that may be available to Lender as a result of such Event of Default, and at Lender’s sole and absolute discretion and upon written notice by Lender to Borrower to forbear said Event of Default, Borrower shall, immediately upon demand by Lender: (1) provide to Lender all such delinquent statements, schedules, documents, items and reports and (2) pay to Lender a late charge equal to two percent (2%) of the monthly payment amount to compensate Lender or its servicer for the additional administrative expense caused by such failure or delay, whether or not Borrower is entitled to any notice and opportunity to cure such failure prior to the exercise of any of the remedies. Such late charge shall be charged each month that any statement, schedule, document, item and/or report remains delinquent and, until paid, shall be added to and constitute a part of the Indebtedness as provided in section G of the Mortgage. In the event the late charge is not paid (together with the delivery of all required statements, schedules, documents, items and/or reports) as a forbearance of Borrower’s or any Guarantor’s default in failing to provide such statements, schedules, documents, items and/or reports, then Lender’s remedies as a result of such Event of Default shall not be limited or otherwise restricted. As a result of Borrower’s failure to deliver any such statements, schedules, documents, items and reports and to pay such late charge, any and all remedies that may be available to Lender as a result of such Event of Default shall include, without limitation, Lender’s right: (i) to increase the interest rate under the Note to the Default Rate provided for in the Note as long as such statement, schedule, document, item or report remain delinquent, and (ii) to have Borrower’s or any Guarantor’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender to obtain such statements, schedules, documents and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in section G of the Mortgage.

(e)       If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(f)       Borrower authorizes Lender to obtain a credit report on Borrower at any time.

D.6.       Preservation, Management and Maintenance of Mortgaged Property. Borrower (a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (b) shall not abandon the Mortgaged Property, (c) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, (d) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (e) if required by Lender initially or at any later time upon written demand by Lender, shall provide for professional management of the Mortgaged Property by a property manager satisfactory to Lender under a contract approved by Lender in writing, and (f) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement. Borrower shall not (and shall not permit any tenant or other Person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.

D.7.       Environmental Hazards. Borrower shall comply with all covenants, conditions, provisions and obligations of Borrower (as indemnitor) under the Environmental Indemnity.

D.8.       Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender (unless otherwise required by applicable law), in Lender’s sole and absolute discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable, nor Lender’s application of such payment in the manner authorized, will constitute or be deemed to constitute a waiver of the unpaid amounts, a refinance of the Indebtedness, an accord and satisfaction, or any other release of any obligation due and owing from Borrower to Lender. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Loan Agreement, the Note and all other Loan Documents will remain unchanged.

D.9.       Collateral Agreements. Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

D.10.       Use of Mortgaged Property. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property was being used at the time this Loan Agreement was executed, (b) convert, in whole or in part, any non-residential income producing units to non-income producing units, (c) initiate or acquiesce in a change in the zoning classification of the Mortgaged Properly, or (d) establish any condominium or cooperative regime with respect to the Mortgaged Property. Borrower acknowledges that Lender has not agreed to grant any partial releases or reconveyances of any portion of the Mortgaged Property, and that the release and reconveyance of the lien of the Mortgage shall only be granted by Lender upon full repayment of the Indebtedness.

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D.11.       Inspection. Borrower shall permit Lender and the agents, representatives and designees of lender to make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time. Borrower shall, within five (5) days after written request by Lender, provide the name, phone number, address and email address of a contact person for Borrower or for a property management company managing the Mortgaged Property to arrange such inspection. Such contact person shall meet Lender’s inspector(s) at the Mortgaged Property at the time specified by Lender and shall provide lender’s inspector(s) with access to all areas of the Mortgaged Property as Lender’s inspector(s) may require to complete such inspection. At any time when an Event of Default or Potential Default has occurred which, the cost of such inspections shall be paid by Borrower upon written demand by Lender and if not paid within thirty (30) days after such written demand, and, until paid, shall be added to and constitute a part of the Indebtedness as provided in section G of the Mortgage.

D.12.       [Intentionally Omitted]

D.13.       Compliance with Laws, Loan Documents and Organizational Documents.

(a)         Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits.

(b)        Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this section D and other covenants contained in this Loan Agreement or any other Loan Document, and shall provide such records to Lender upon written demand by Lender.

(c)       Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by the Mortgage or Lender’s interest in the Mortgaged Property. Borrower states that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

(d)       If Borrower is not a natural person: (i) Borrower and any Sub-Entity shall maintain its existence as long as any portion of the Indebtedness remains unpaid; and (ii) Borrower shall give written notice to Lender within ten (10) days after any dissolution or event triggering dissolution of Borrower or any Sub-Entity (which shall constitute an Event of Default under clause (i) of this sentence). As used herein, “Sub-Entity” shall include any managing or Controlling Entities, including any of the following that is not a natural person: (A) any manager or member of a limited liability company and any Sub-Entity thereof, (B) any general partner of a general or limited partnership or limited liability partnership and any Sub-Entity thereof. To the extent not in conflict with the provisions of this Loan Agreement and the other Loan Documents, Borrower shall at all times comply with its organizational documents, including, but not limited to, its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or association) or its operating agreement (if Borrower is a limited liability company, joint venture or tenancy-in-common). If Borrower is not a natural person, then: (i) Borrower shall at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s formation, continued existence and good standing in the state or commonwealth of Borrower’s formation; (ii) if the state or commonwealth of Borrower’s formation is not the Property Jurisdiction, Borrower shall register or qualify as a foreign entity in the Property Jurisdiction and maintain such registration or qualification in good standing; (iii) Borrower shall promptly provide lender with copies of any amendments or supplements to Borrower’s and any Sub-Entity’s organizational documents; and (iv) within ten (10) days after request by Lender Borrower shall furnish evidence satisfactory to Lender that Borrower and any Sub-Entity is/are in good standing in its/their state(s) or commonwealth(s) of organization, and, if different, the Property Jurisdiction.

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D.14.       Estoppel Certificate. Within ten (10) days after a request from lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such statement, (a) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (b) the unpaid principal balance of the Note; (c) the date to which interest under the Note has been paid; (d) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail); (e) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (f) any additional facts requested by Lender.

D.15.       Agreement to Provide Additional Documents. Borrower agrees to execute and acknowledge such additional documents as may be necessary or desirable in order to carry out the intent and purpose of this Loan Agreement and the other Loan Documents, to confirm or establish the lien of the Mortgage, or to correct any clerical errors or legal deficiencies, all at Lender’s sole discretion. Without limiting the foregoing, Borrower agrees to execute a replacement Note in the event the Note is lost or destroyed and to execute an amended or corrected and restated substitute Note to correct any clerical or other errors which may be discovered in the original Note. Failure of Borrower to comply with any request by Lender pursuant to this section D.15 or under section L of the Mortgage within ten (10) days after written request by Lender shall constitute an Event of Default.

E.       TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER [NO RIGHT TO TRANSFER].

E.1.        Prohibited and Permitted Transfers.

(a)       “Transfer” means (i) a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law); (ii) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (iii) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (iv) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (v) the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity. For purposes of defining the term “Transfer,” the term “partnership” shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term “partner” shall mean a general partner, a limited partner and a joint venturer.

(b)       “Transfer” does not include: (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under the Mortgage, (ii) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code, or (iii) a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c)       The occurrence of any of the following events shall not constitute an Event of Default, notwithstanding any provision of this section E.1 to the contrary:

(i)	a Transfer to which Lender has consented;

(ii)	a Transfer that occurs by devise, descent or by operation of law upon the death of a natural person (unless such death itself is an Event of Default under section F.1(o) below);

(iii)	the grant of a leasehold interest in accordance with the terms of this Loan Agreement or otherwise approved in writing by Lender;

(iv)	a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender; and

(v)	the creation of a mechanic’s, materlalman’s, or judgment lien against the Mortgaged Property which is released of record or otherwise remedied to Lender’s satisfaction within sixty (60) days of the date of creation.

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(d)       The occurrence of any of the following Transfers shall not constitute an Event of Default under this Loan Agreement, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other provision of this Loan Agreement:

(i)	a change of Borrower’s name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest have been properly filed and copies have been delivered to Lender;

(ii)	a change of the form of Borrower not involving a transfer of Borrower’s assets and not resulting in any change in liability of any Initial Owner, provided that: (A) UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest have been properly filed and copies have been delivered to Lender, (B) Lender has been provided, in advance, for Lender’s review and approval, all proposed filings, amendments and other documents pertaining to such change in form, and (C) Borrower shall pay for attorneys’ fees, and other out of pocket costs of Lender for the review of such documents and any filings, including any title endorsement costs if Lender in its discretion requires an endorsement or endorsements to Lender’s title policy;

(iii)	the merger of Borrower with another entity when Borrower is the surviving entity; and

(iv)	the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request.

(e)       The occurrence of any of the following events shall constitute an Event of Default under this Loan Agreement:

(i)	a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property, including the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance on the Mortgaged Property (other than the lien of the Mortgage and the liens and encumbrances reflected on the Schedule of Title Exceptions), whether voluntary, involuntary or by operation of law, and whether or not such lien has priority over the lien of the Mortgage;

(ii)	if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership Interests in Borrower;

(iii)	if Borrower is a general partnership or a Joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(iv)	if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager, or (C) a change of a nonmember manager;

(v)	If Borrower is a corporation, (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by one hundred (100) or more shareholders, one or more transfers by a single transferor within a twelve (12)-month period affecting an aggregate of five percent (5%) or more of that stock;

(vi)	if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the beneficial interests in Borrower, (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower; and

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(vii)	a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of sections E.1(e)(I) through E.1(e)(vi) above.

Lender shall not be required to demonstrate any actual Impairment of Its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this section E.1.

F.       EVENTS OF DEFAULT AND REMEDIES.

F.1.       Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Loan Agreement:

(a)       any failure by Borrower to pay or deposit when due any amount required by the Note, the Mortgage, this Loan Agreement or any other Loan Document;

(b)       any failure by Borrower to maintain the insurance coverage required by section D.2 above or to timely provide any financial information or documents required by section D.5 above;

(c)       (Intentionally Omitted);

(d)       fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any Guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

(e)       any event or condition that under the terms of this Loan Agreement is specifically stated to constitute an Event of Default, including, without limitation, any Event of Default under section E above;

(f)       the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by the Mortgage or Lender’s interest in the Mortgaged Property;

(g)       any failure by Borrower to perform any of its obligations under this Loan Agreement (other than those specified in sections F.1(a) through F.1(f) above) as and when required, which continues for a period of thirty (30) days after notice of such failure by Lender to Borrower. However, no such notice or grace period shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under the Mortgage or this Loan Agreement, result in harm to Lender, impairment of the Note, the Mortgage or this Loan Agreement or any other security given under any other Loan Document;

(h)       any failure by Borrower or any Guarantor to perform any of its obligations as and when required under any Loan Document other than this Loan Agreement which continues beyond the applicable cure period, if any, specified in that Loan Document;

(i)       any event or condition occurs that results in any other indebtedness (i.e. indebtedness other than the Indebtedness secured by the Mortgage) owing by Borrower or any Borrower Affiliate (as defined below) to Lender becoming due prior to its scheduled maturity or that enables or permits (after the lapse of any applicable cure period) Lender or any trustee or agent on its behalf to cause such indebtedness to become due prior to its scheduled maturity (“Borrower Affiliate” means (i) any entity owned or controlled by Borrower, (ii) any entity commonly owned or controlled by the members or owners of Borrower, (iii) any Guarantor and (iv) any entity owned or controlled by one or more Guarantors);

(j)       any exercise by the holder of any debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(k)       should any statement of fact contained In this Loan Agreement, any other Loan Document, or any other document submitted by Borrower to Lender be or become false or misleading in any material respect;

(I)       if the Mortgaged Property is subject to any covenants, conditions and/or restrictions, land use restriction agreements or similar agreements, Borrower fails to perform any of its obligations under any such agreement as and when required, and such failure continues beyond any applicable cure period;

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(m)      Borrower or any Guarantor makes a general assignment for the benefit of creditors, voluntarily files for bankruptcy protection under the Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, Insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an Involuntary case is commenced against Borrower or any Guarantor by any creditor (other than Lender) of Borrower or any Guarantor pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights to which Borrower or any Guarantor voluntarily becomes subject, and Is not dismissed or discharged within 60 days after filing;

(n)      Borrower, any member, manager, officer, shareholder, general partner or trustee of Borrower, any Guarantor or any member, manager, officer, shareholder, general partner or trustee of any Guarantor, purports to revoke or dispute the validity of, or Borrower’s or any Guarantor’s liability under, any of the Loan Documents or any Guaranty;

(o)      Borrower (if Borrower is a natural person) or any member, shareholder, partner or trustee of Borrower (if such member, shareholder, partner or trustee Is a natural person), or any Guarantor who is a natural person, dies or becomes incompetent (unless, in the case of the death or incapacity of any member, shareholder or partner of Borrower, the Transfer of such member’s, shareholder’s or partner’s Interest in Borrower would not have been an Event of Default under section E.1 above); provided, however, that in the event of the death of any such person, Borrower (or such deceased person’s executor, administrator or successor trustee) may within thirty (30) days after such death, present to Lender credit application(s) for proposed substitute borrower(s), member(s), shareholder(s), partner(s), trustee(s) or guarantor(s) on Lender’s required forms, together with such supporting financial information as Lender may require, and in such event Lender, in its sole, absolute and unfettered discretion after review of such application(s) and supporting information, may waive such Event of Default, and provided further that such waiver may, in the case of the death or incompetence of Borrower or any Guarantor, require, as a condition of such waiver, that one or more substitute borrowers or guarantors assume unconditionally the obligations of such deceased person under the Loan Documents and/or Guaranty, in a manner satisfactory to Lender. In such event Borrower or the successor Borrower(s) shall execute such documentation as Lender may require and shall pay all of Lender’s Attorneys’ Fees and Costs and other out of pocket costs in connection with such assumption; and

(p)      any event or condition occurs that has resulted in a Material Adverse Effect which is not cured or eliminated as required by Lender in its sole and absolute discretion.

F.2.	Remedies.

(a)      Upon an Event of Default, Lender may exercise any or all of its rights and remedies provided under the Loan Documents and Borrower shall pay all costs associated therewith, including Attorneys’ Fees and Costs.

(b)      Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

(c)      Lender will have all remedies available to Lender under Revised Article 9 of the Uniform Commercial Code of the Property Jurisdiction, the Loan Documents and under applicable law.

(d)      Lender may also retain (i) all money held pursuant to any Collateral Agreement, including interest, and (ii) any Imposition Deposits and any money held in any reserve fund or holdback fund, if applicable, and in Lender’s sole and absolute discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all Indebtedness.

(e)      If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender has an obligation to act reasonably or promptly, then Lender shall not be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

F.3.      Forbearance.

(a)      Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or any other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Loan Agreement, the Mortgage, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Loan Agreement, the Mortgage, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Loan Agreement, the Mortgage, the Note, or any other Loan Document.

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(b)      Any forbearance by Lender in exercising any right or remedy under this Loan Agreement, the Mortgage, the Note or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under sections D.2 and D.3 above shall not operate to cure or waive any Event of Default.

G.    RELEASE; INDEMNITY.

G.1.   Release. Borrower covenants and agrees that, in performing any of its duties under this Loan Agreement, none of Lender, Loan Servicer or any of their respective agents or employees will be liable for any losses, claims, damages, liabilities and expenses that may be incurred by any of them as a result of such performance, except that no party will be released from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

G.2.   Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities and expenses, including Attorneys’ Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of (a) any failure of the Mortgaged Property to comply with the laws, regulations, ordinance, code or decree of any Governmental Authority, including those pertaining to the ADA, zoning, occupancy and subdivision of real property, (b) any obligation of Borrower under any Lease, and (c) any accident, injury or death to any natural person on the Mortgaged Property or any damage to personal property located on the Mortgaged Property, except that no such party will be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

H.    MISCELLANEOUS PROVISIONS.

H.1.      Waiver of Statute of Limitations, Offsets and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Loan Agreement or the lien of the Mortgage or to any action brought to enforce any Loan Document. Borrower waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under the Loan Documents will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

H.2.      Governing Law; Consent to Jurisdiction and Venue.

(a)      This Loan Agreement, and any Loan Document which does not itself expressly identify the law which is to apply to it, shall be governed by the laws of the Property Jurisdiction.

(b)      Borrower agrees that any controversy arising under or in relation to the Note, the Mortgage, this Loan Agreement or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this section H.2 is Intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Loan Agreement in any court of any other jurisdiction.

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H.3.      Notice.

(a)      All notices, demands and other communications under or concerning this Loan Agreement or any other Loan Document shall be in writing. Each notice shall be addressed to the Intended recipient at the following address:

If to Borrower:

154 N. TOPEKA HOLDING COMPANY, LLC

5965 Village Way Ste. 105-142

San Diego, CA 92130

If to Lender:

YIELDI, LLC

1 Glenlake Pkwy

Suite 1050

Atlanta, GA 30328

Each notice shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

(b)      Any party to this Loan Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this section H.3. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this section H.3, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this section H.3 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)      Any notice under the Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this section H.3.

H.4.      Successors and Assigns Bound. This Loan Agreement will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Loan Agreement will inure to Lender’s successors and assigns.

H.5.      Joint and Several Liability. If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons shall be joint and several. Each Person comprising Borrower agrees, and shall be estopped to deny, that (i) each Borrower is jointly and severally liable for all obligations of Borrower under the Loan Documents and not merely for an allocated portion thereof, and (ii) the Mortgage is intended to grant to Lender a mortgage lien and security interest in and to the entire Mortgaged Property and the proceeds thereof, and not merely a lien and security interest in and to a tenant-in-common or other co-tenancy interest.

H.6.      Relationship of Parties; No Third Party Beneficiary.

(a)      The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement will create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)      No creditor of any party to this Loan Agreement and no other Person shall be a third party beneficiary of this Loan Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

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H.7.      Severability; Amendments.

(a)      The invalidity or unenforceability of any provision of this Loan Agreement will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Loan Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Loan Agreement.

(b)      This Loan Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

H.8.      Disclosure of Information. Borrower acknowledges that Lender may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including trustees, master servicers, sub-servicers, special servicers, rating agencies and organizations maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, designated Persons pursuant to an order or legal process of any court or governmental agency, and independent auditors, accountants, attorneys or other professionals acting on behalf of any of the foregoing. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including any right of privacy.

H.9.      Determinations by Lender. Unless otherwise provided in this Loan Agreement, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Loan Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

H.10.      Sale of Note; Change in Servicer; Loan Servicing. As provided in more detail below, the Note or a partial interest in the Note (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given notice of the change. All actions regarding the servicing of the Loan, including the collection of payments, the giving and receipt of notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern.

(a)           Permitted Loan Assignments.

(i)	Lender may, in the ordinary course of its business and in accordance with applicable law and the terms of this agreement, at any time assign to any assignee (each, a “Purchaser” or collectively “Purchasers”) all or any part of Lender’s rights, title and interests in the Indebtedness owing to Lender pursuant to the Note held by Lender, together with all other interests of such Lender under the Loan Documents in, to and under the Loan and the Loan Documents. Such assignment shall be pursuant to a form assignment and assumption agreement and other related documents as may be agreed to by the parties thereto. In addition, and not by way of limitation, in the event Lender is a state-chartered, federal-chartered and/or national banking association, then (i) an assignee hereunder may include without limitation the Federal Reserve Banks and Federal Home Loan Banks, or other similar entities, and (ii) the form of any pledge or assignment in favor of the Federal Reserve Banks and Federal Home Loan Banks shall be documented as required by such agencies and shall not be In the form described herein.

(ii)	Upon delivery to Lender of assignment and assumption document(s) in form and substance required by Lender in its sole discretion, such assignment shall become effective on the effective date specified in such assignment. On and after the effective date of such assignment, such Purchaser shall (i) for all purposes be Lender under this agreement and any other Loan Documents executed by or on behalf of Lender, and (ii) have all the rights and obligations of Lender under the Loan Documents, to the same extent as If it were an original party hereto, and no further consent or action by Borrower shall be required to release Lender, in its capacity as the transferor with respect to all or a portion of the indebtedness under the Loan assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant hereto, Borrower shall, if the transferor Lender or the Purchaser desires and makes appropriate arrangements, execute a new Note or replacement Note to be issued to such Purchaser, as adjusted pursuant to such assignment.

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(b)      Permitted Loan Participations. Lender may, in the ordinary course of its business and in accordance with applicable law, and without cost to Borrower, at any time sell to one or more loan participants (each, a “Participant”) all or part of the Indebtedness of Borrower outstanding under this agreement, or the Note held by Lender, together with all other interests of such Lender in, to and under the Loan and the Loan Documents (each, a “Participation Interest”). Such sale of a Participation Interest to a Participant shall be pursuant to a form of a participation agreement approved by Lender in its sole discretion. In the event of any such sale by Lender of a Participation Interest to a Participant, (a) Lender’s obligations under the Loan Documents shall remain unchanged, (b) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) Lender shall remain the owner of its portion of the indebtedness and the holder of the Note issued to it in evidence thereof for all purposes under the Loan Documents, (d) all amounts payable by Borrower under this agreement shall be determined as if Lender had not sold such Participation Interest(s), and (e) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

H.11.      Construction. The captions and headings of the Articles and Sections of this Loan Agreement are for convenience only and shall be disregarded in construing this Loan Agreement. Any reference in this Loan Agreement to a “Schedule”, an “Exhibit,” an “Article” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to a Schedule or Exhibit attached to this Loan Agreement or to an Article or Section of this Loan Agreement. All Schedules, Exhibits and Riders attached to or referred to in this Loan Agreement are incorporated by reference in this Loan Agreement. Any reference in this Loan Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular. As used in this Loan Agreement, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.” The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document in this Loan Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Loan Agreement or any other Loan Document), and (b) any reference in this Loan Agreement to any Person shall be construed to include such Person’s successors and assigns.

H.12.      Loan Charges. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

H.13.      Payment of Closing Costs. If for any reason the escrow or closing agent fails to reserve and pay for all of Lender’s fees, legal, documentation, Appraisal, title, recording and other closing costs incurred in connection with the closing and funding of the Loan, then Borrower shall pay or, reimburse Lender for any such unpaid fees or costs within ten (10) days after written demand by Lender itemizing the unpaid fees and costs. Failure of Borrower to so pay or reimburse Lender for any such unpaid fees and costs within ten (10) days after written demand by Lender shall constitute an Event of Default and, without limiting any other remedies of Lender, Lender may immediately instate the Default Rate under the Note until such amounts are received by Lender.

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H.14.      Time Is of the Essence. Time is of the essence with respect to each covenant of this Loan Agreement.

H.15.      No Oral Agreements. The following is included in this Loan Agreement pursuant to K.S.A. Section 16-118(b):

This Loan Agreement and all the Loan Documents collectively constitute the written credit agreement which is the final expression of the credit agreement between Borrower and Lender.

This Loan Agreement and all the Loan Documents may not be contradicted by evidence of any prior oral credit agreement or of a contemporaneous oral credit agreement between Borrower and Lender.

The following space (which Borrower and Lender agree is sufficient space) is provided for the placement of nonstandard terms, if any:

[None]

Borrower and Lender affirm that there is no unwritten oral credit agreement between Borrower and Lender with respect to the subject matter of this Loan Agreement and the other Loan Documents.

Lender’s Initials:       _   Borrower’s Initials:       __

H.16.      Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Loan Agreement and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower (a) waives any right to insist or require that Lender produce paper originals, (b) agrees that such images shall be accorded the same force and effect as the paper originals, (c) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (d) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Loan Agreement or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

H.17.      USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as amended, the “USA PATRIOT Act”), it is required to obtain, verify and record information and documentation that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA PATRIOT Act.

ATTACHED EXHIBITS. The following Exhibits are attached to this Loan Agreement:

Exhibit “A” Description of the Land
Rider to the Loan Agreement

Each party has signed and delivered this Loan Agreement or has caused this Loan Agreement to be signed and delivered by its duly authorized representative. Where applicable law so provides or allows, each party intends that this Loan Agreement shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

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BORROWER:

154 N. TOPEKA HOLDING COMPANY, LLC,
a Kansas limited liability company

By:	CALTIER FUND I LP,
a Delaware limited partnership,
Sole Member

By:	CALTIER, INC.,
a Delaware corporation,
Manager

By:	/s/ MATTHEW D. BELCHER
MATTHEW D. BELCHER,
Chief Executive Officer

By:	/s/ PARKER A. SMITH
PARKER A. SMITH,
Chief Financial Officer

(SEAL)

SIGNATURE(S) CONTINUED ON FOLLOWING PAGE(S)

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LENDER:

YIELDI, LLC,

a Georgia limited liability company

By:
Name:
Title:

(SEAL)

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EXHIBIT “A”

DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN IS SITUATED IN SEDGWICK COUNTY, STATE OF KANSAS, AND IS DESCRIBED AS FOLLOWS:

Lot 17 and part of Lot 15, on Topeka Avenue, J.R. Mead’s Addition to the City of Wichita, Sedgwick County, Kansas, more particularly described as: Beginning at the northwest corner of Lot 17, Topeka Avenue, J.R. Mead’s Addition to the City of Wichita, Sedgwick County, Kansas, thence south 61.17 feet; thence east on a line parallel with the North line of the aforesaid Lot 17, a distance of 140 feet to a point 60.17 feet south of the Northeast corner of the aforesaid Lot 17; thence north 60.17 feet to the Northeast corner of the aforesaid Lot 17, thence west on the North line of said Lot 17 to the point of beginning.

APN: 125210230600200

PROPERTY ADDRESS: 154 N. TOPEKA AVE., WICHITA, KS 67202

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Rider to loan Agreement

This Rider to Loan Agreement is attached to and made part of that certain Loan Agreement dated June 29, 2023 between YIELDI, LLC, a Georgia limited liability company, as Lender, and 154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company, as Borrower (the “Loan Agreement”). In the event of any conflict between the body of the Loan Agreement and this Rider, then the terms of this Rider shall control. All capitalized terms used herein that are not specifically defined herein shall have the meanings given to such terms under the Loan Agreement.

1. The following provision shall be added as Section D.16 to the Agreement to which this Rider is attached:

D.16.    Financial Covenants. Borrower shall maintain compliance with the financial covenants set forth below until the Indebtedness is fully repaid. Failure to comply with any financial covenant set forth in this section D.16 shall, at Lender’s option, constitute an Event of Default.

(a)        Maximum Loan-to-Value Ratio. Borrower shall at all times maintain a Loan-to-Value Ratio that is less than or equal to sixty percent (60%). “Loan-to-Value Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (i) the outstanding principal balance of the Loan as of such date including any past due interest and fees to (ii) the value of the Mortgaged Property pursuant to the most recent appraisal of the Mortgaged Property as approved by Lender in its sole discretion as of such date as determined by Lender.

(b)        Notwithstanding any provision in the Agreement, this Rider or in any of the other Loan Documents, Lender may from time to time, in Lender’s sole discretion, require a new appraisal of the Mortgaged Property in the course of determining the Loan-to-Value Ratio for the purposes set forth herein. Borrower shall promptly and fully pay the costs of each such new or updated appraisal reasonably required by Lender.

2. The following provision shall be added as Section D.17 to the agreement to which this Rider is attached:

D.17.    Other Borrower Covenants; Payment of Insurance Costs and Expenses.

(a)        Forced Place Insurance. Borrower shall pay all costs and expenses incurred by Borrower for the insurance coverage and policies set forth in this Section D. In the event Borrower fails to procure and/or maintain such insurance (including without limitation flood and/or earthquake insurance as may be required by Lender in its discretion), and the required insurance premiums shall be prepaid by Borrower when such payments are due to be in compliance with this Loan Agreement, Lender may, but is not obligated to, procure the same and Borrower shall pay to Lender during the term hereof, upon receipt of an invoice therefor, the premiums for any insurance obtained by Lender plus a $2,500.00 administrative fee. If Lender secures such insurance, Lender may, at its sole option and without notice to Borrower, any contractor, or any other party, secure such insurance solely to protect Lender’s interests and not the interests of any other party, and Borrower shall re-pay to lender any and all amounts for such insurance coverage and policies, and the failure to make such re-payment shall constitute an Event of Default.

(b)        Failure to Pay Taxes or Other Required Borrower Payments Related to the Mortgaged Property. In the event Lender, on behalf of Borrower, is required to pay taxes and/or other required payments related to the Mortgaged Property not otherwise addressed under Section D.17(a) of this Loan Agreement, including, but not limited to, any payments to third-parties in connection with Imposition Deposits as a result of Borrower’s failure to comply with Section D.4 of this Loan Agreement (collectively, the “Required Borrower Payments”), Borrower shall pay to Lender during the term hereof, upon receipt of an invoice therefor, the amounts paid by Lender for the Required Borrower Payments plus a $2,500.00 administrative fee. If Lender pays such taxes or other Required Borrower Payments, Lender may, at its sole option and without notice to Borrower, any contractor, or any other party, secure such tax payments or other Required Borrower Payments solely to protect Lender’s interests and not the interests of any other party, and Borrower shall re-pay to Lender any and all amounts for such Required Borrower Payments, and the failure to make such re-payment shall constitute an Event of Default.

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PROMISSORY NOTE

(Kansas)

US $905,000.00	June 29, 2023

FOR VALUE RECEIVED, the undersigned, 154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company (together with such party’s or parties’ successors and assigns, “Borrower”), jointly and severally (if more than one) promises to pay to the order of YIELDI, LLC, a Georgia limited liability company, the principal sum of NINE HUNDRED FIVE THOUSAND AND 00/100 DOLLARS (US $905,000.00), with interest on the unpaid principal balance, as hereinafter provided.

A.      Defined Terms. Capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Mortgage. In addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

Business Day: Any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

Default Rate: The rate of forty-five percent (45.00%) per annum. However, at no time will the Default Rate exceed the Maximum Interest Rate.

Disbursement Date: The date of the initial disbursement of Loan proceeds hereunder.

First Payment Due Date: August 1, 2023.

Fixed Interest Rate: The annual interest rate of 13.50 percent (13.50%).

Holdback Amount: The amount of additional loan proceeds disbursed by Lender to Borrower pursuant to the Repair Holdback and Security Agreement, which amount shall not exceed FIFTY THOUSAND AND 00/100 DOLLARS (U.S. $50,000.00).

Indebtedness: The principal of, interest on, or any other amounts due at any time under, this Note, the Loan Agreement, the Mortgage or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Mortgage under section G of the Mortgage or any other applicable provision of the Loan Agreement, the Mortgage or any other Loan Document or as permitted by law.

Initial Disbursement Amount: EIGHT HUNDRED FIFTY-FIVE THOUSAND AND 00/100 DOLLARS (U.S. $855,000.00).

Lender: The holder(s) from time to time of this Note.

Loan: The loan evidenced by this Note.

Loan Agreement: That certain Loan Agreement dated as of the date of this Note by and between Borrower and Lender, as such agreement may be amended from time to time.

Material Adverse Effect: Any occurrence of any circumstance, act, condition, or event of whatever nature, whether singly or in conjunction with any other event, act, condition, circumstances, whether or not related, that could in Lender’s reasonable judgment be expected to have a significant detrimental effect on (i) the prospects, business, results of operations, operations, capitalization, assets, liabilities (contingent or otherwise) or financial condition or performance of Borrower and its Controlling Entitles, Sub-Entities, any Guarantor, or any other Person obligated for the Indebtedness, (ii) the ability of Borrower and its Controlling Entitles, Sub-Entities, any Guarantor, or any other Person obligated for the Indebtedness, to pay or perform the obligations under the Loan Documents when due, (iii) the validity or enforceability of (a) any of the Loan Documents, (b) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien or (c) the rights and remedies of Lender under any of the Loan Documents, or (iv) the use, value or condition of the Mortgaged Property.

Maturity Date: The earlier of (i) July 1, 2024, and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

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Maximum Interest Rate: The rate of interest that results in the maximum amount of Interest allowed by applicable law.

Mortgage: That certain Mortgage, Assignment of Rents and Security Agreement dated as of the date of this Note, executed by Borrower to or for the benefit of Lender and securing this Note, which Mortgage encumbers certain real property commonly known as 154 N. Topeka Ave., Wichita, KS 67202.

Payment Due Date: The First Payment Due Date and any subsequent date on which a monthly installment of interest or principal and interest is due and payable pursuant to section C below.

Prepayment Premium End Date: The date that is six (6) months after the Disbursement Date.

Prepayment Premium Period: The period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender. The Prepayment Premium Period is the period from the Disbursement Date to and excluding the Prepayment Premium End Date.

Property Jurisdiction: The jurisdiction in which the Land is located.

Repair Holdback and Security Agreement: That certain Repair Holdback and Security Agreement dated as of the date of this Note between Borrower and Lender.

A.1.      “Event of Default” and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Mortgage or the Loan Agreement.

B.      Address for Payment. All payments due under this Note shall be payable at 1 GLENLAKE PKWY, SUITE 1050, ATLANTA, GA 30328, or such other place as may be designated by written notice to Borrower from or on behalf of Lender. By separate document Borrower shall authorize Lender to deduct all payments due under this Note, plus any and all required monthly Imposition Deposits, from Borrower’s checking account by means of ACH automatic debit transfers. Failure to make all payments due under this Note, plus any and all required monthly Imposition Deposits shall constitute an Event of Default.

C.      Payments.

C.1.      Interest will accrue on the outstanding principal balance of this Note at the Fixed Interest Rate, subject to the provisions of section H below.

C.2.      Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months. A balloon payment will be due upon full repayment of this Note even if this Note is not repaid until the Maturity Date. Each monthly payment will first be applied to pay in full interest due, and the balance of the monthly payment paid by Borrower will be credited to principal.

C.3.      Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the Disbursement Date and ending on and including the last day of such calendar month shall be payable by Borrower on or before the Disbursement Date. If the Disbursement Date is on the first day of a calendar month, then no payment will be due from Borrower until the First Payment Due Date. The Payment Due Date for the first monthly installment payment under section C.5 below of interest only or principal and Interest, as applicable, will be the First Payment Due Date set forth In section A above. Except as provided In this section C.3 and in section ..1, accrued interest will be payable In arrears.

C.4.      Upon the closing of the Loan, Lender shall disburse to Borrower the Initial Disbursement Amount. The Holdback Amount, or a portion thereof, shall be disbursed, if at all, In accordance with the Repair Holdback and Security Agreement. Any disbursement of the Holdback Amount, or any portion thereof, if eligible to be made pursuant to the Repair Holdback and Security Agreement, shall be Included in the unpaid principal balance used for calculating the new monthly payment amount, which new monthly payment shall commence on the first day of the month following each disbursement of the Holdback Amount.

C.5.      Beginning on the First Payment Due Date, and continuing until and including the monthly installment due on the Maturity Date, accrued interest only on the then-outstanding principal balance of the Loan shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month.

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C.6.      All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date. All payments under this Note shall be made in immediately available U.S. funds. Any regularly scheduled monthly installment of interest that is received by Lender before the date it is due shall, at Lender’s option and discretion, be deemed to have been received on the due date solely for the purpose of calculating interest due. Any accrued interest remaining past due for thirty (30) days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued Interest which has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by lender and absent such demand, as provided in this Note for the payment of interest or principal and interest. In the event any check given by Borrower to Lender as a payment on this Note is dishonored, or in the event there are insufficient funds in Borrower’s designated account to cover any preauthorized monthly debit from Borrower’s checking account, then, without limiting any other charges or remedies, Borrower shall pay to Lender a processing fee of $100.00 (but not more than the maximum amount allowed by law) for each such event.

D.      Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts, a refinance, or an accord and satisfaction.

E.      Security. The Indebtedness is secured by, among other things, the Mortgage and reference is made to the Mortgage for other rights of Lender as to collateral for the Indebtedness.

F.      Acceleration. If an Event of Default has occurred, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under section J below, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance. For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration.

G.     Late Charge.

G.1.      If any installment of interest or principal and interest or other amount payable under this Note, the Loan Agreement, the Mortgage or any other Loan Document is not received in full by Lender within five (5) days after the installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to ten percent (10%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

G.2.      Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this section G represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to section H below.

H.      Default Rate.

H.1.      So long as (a) any monthly installment payment under this Note remains past due for fifteen (15) days or more or (b) any other Event of Default has occurred which, if it is amenable to cure, has not been timely cured, then notwithstanding anything in section C above to the contrary, interest under this Note shall accrue at the Default Rate on the unpaid principal balance from the earlier to occur of the Payment Due Date of the first unpaid monthly installment payment under this Note or the date of the occurrence of such other Event of Default, as applicable.

H.2.      From and after the Maturity Date, the unpaid principal balance and all accrued interest shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

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H.3.      Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any monthly installment under this Note is delinquent for fifteen (15) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for fifteen (15) days or more or any other Event of Default has occurred which, if it is amenable to cure, has not been timely cured, lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan. During any period that the Default Rate is in effect the additional interest accruing over and above the Fixed Interest Rate shall be immediately due and payable in addition to the regularly scheduled interest or principal and interest payments.

I.      Full Recourse Personal liability. Borrower shall have full recourse personal liability under this Note, the Loan Agreement, the Mortgage and all other Loan Documents for the repayment of the Indebtedness and for the performance of any and all other obligations of Borrower under this Note, the Loan Agreement, the Mortgage and all other Loan Documents.

J.      Voluntary and Involuntary Prepayments.

J.1.      Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to section C above, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

J.2.      Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Payment Due Date so long as Borrower designates the date for such prepayment in a notice from Borrower to Lender given at least thirty (30) days prior to the date of such prepayment. If a Payment Due Date (as defined in section A above) falls on a day which is not a Business Day, then with respect to payments made under this section J only, the term “Payment Due Date” shall mean the Business Day immediately preceding the scheduled Payment Due Date.

J.3.      Notwithstanding section J.2 above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than a Payment Due Date if Borrower provides Lender with the notice set forth in section J.2 above and meets the other requirements set forth in this section J.3. Borrower acknowledges that lender has agreed that Borrower may prepay principal on a Business Day other than a Payment Due Date only because Lender shall deem any prepayment received by Lender on any day other than a Payment Due Date to have been received on the Payment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Payment Due Date immediately following such prepayment.

J.4.      Borrower may voluntarily prepay less than all of the unpaid principal balance of this Note (a “Partial Prepayment”) at any time. Upon delivery of the Partial Prepayment, a prepayment premium calculated pursuant to section J.5 below, based on the amount being prepaid, shall be due and payable to Lender upon demand. In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (a) all accrued and unpaid interest due under this Note, plus (b) all other sums due to Lender at the time of such prepayment, plus (c) any prepayment premium calculated pursuant to section J.5 below, to the extent such prepayment premium does not exceed the Maximum interest Rate.

J.5.      Except as provided in section J.6 below, a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period. The prepayment premium shall be three percent (3%) of the amount of principal being prepaid for any prepayments occurring during the Prepayment Premium Period.

J.6.      Notwithstanding any other provision of this section J, no prepayment premium shall be payable with respect to (a) any prepayment made after the expiration of the Prepayment Premium Period or (b) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Loan Agreement.

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J.7.     Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments.

J.8.     Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s Incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment and agrees that it is extremely difficult and Impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that any prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to the prepayment premium provisions.

K.    Costs and Expenses. To the fullest extent allowed by applicable law, Borrower shall pay: (i) all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender or any Loan Servicer as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents (whether or not any lawsuit or other proceeding is instituted), including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding; and (ii) all expenses and costs, including Attorneys’ Fees and Costs, incurred by Lender or any Loan Servicer in connection with the servicing of the Loan, including, without limitation, responding to requests from Borrower, and expenses and costs incurred in connection with potential defaults or other legal questions regarding the Loan.

L.     Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Loan Agreement, the Mortgage, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

M.    Waivers. Borrower and all endorsers and guarantors of this Note and all other third-party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

N.    Loan Charges. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

O.    Purpose of Indebtedness. Borrower states that the proceeds of this Note will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for agricultural, personal, family, or household purposes.

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P.    Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

Q.    Governing Law. This Note shall be governed by the laws of the Property Jurisdiction.

R.    Construction. The captions and headings of the Sections of this Note are for convenience only and shall be disregarded in construing this Note. Any reference in this Note to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Note or to a Section of this Note. All Exhibits attached to or referred to in this Note are incorporated by reference in this Note. Any reference in this Note to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Note includes the plural and use of the plural includes the singular. As used in this Note, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.” The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in this Note shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Note or any other Loan Document), and (ii) any reference in this Note to any Person shall be construed to include such Person’s successors and assigns.

S.    Notices; Written Modifications.

S.1.     All notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with section H.3 of the Loan Agreement.

S.2.     Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

S.3.     Lender shall have the right to assign this Note and the other Loan Documents; provided Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

T.    Consent to Jurisdiction and Venue. Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have non-exclusive jurisdiction over all controversies that shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue or defense to venue to which it might be entitled by virtue of domicile, habitual residence, inconvenient forum or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

U.    Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one Note.

V.    Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Note and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower waives (1) any right to insist or require that Lender produce paper originals, (2) agrees that such images shall be accorded the same force and effect as the paper originals, (3) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (4) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Note or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

W.   No Material Adverse Effect. If Lender determines, in its sole and absolute discretion, that a Material Adverse Effect has occurred, which has not been cured, Lender may take any and all enforcement actions afforded to it in the Loan Documents, including, but not limited to, pausing or stopping any future advancements afforded to Borrower in any of its Loan Documents (if applicable) or any other remedies afforded to Lender in section F.2 of the Loan Agreement.

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X.    WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

In consideration of Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal (where applicable) or has caused this Note to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

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BORROWER:

154 N. TOPEKA HOLDING COMPANY, LLC,
a Kansas limited liability company

By:	CALTIER FUND I LP,
a Delaware limited partnership,
Sole Member

By:	CALTIER, INC.,
a Delaware corporation,
Manager

By:	/s/ Matthew D. Belcher
MATTHEW D. BELCHER,
Chief Executive Officer

By:	/s/ Parker A. Smith
PARKER A. SMITH,
Chief Financial Officer

(SEAL)

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Rider to Promissory Note

This Rider to Promissory Note is attached to and made part of that certain Promissory Note dated June 29, 2023 between YIELDI, LLC, a Georgia limited liability company, as Lender, and 154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company, as Borrower (the “Note”). In the event of any conflict between the body of the Promissory Note and this Rider, then the terms of this Rider shall control. All capitalized terms used herein that are not specifically defined herein shall have the meanings given to such terms under the Mortgage or Loan Agreement.

1. The following provision shall be added as Section C.6.:

C.6.    Subject to the terms and conditions provided herein, the Maturity Date shall be extended (the “Extension Option”) for twelve (12) months (the “Extension Period”) to July 1, 2025. The Extension Option shall be exercised upon the following terms and conditions:

(a)    No Event of Default shall exist.

(b)    No monthly payment due under this Note since the initial funding of the Loan shall have been received by Lender more than thirty (30) days after each Payment Due Date.

(c)    Borrower shall have not given written notice to Lender at least thirty (30) days prior to the then-current Maturity Date that Borrower will repay the Loan on the stated Maturity Date and will not extend the term of this Note pursuant to the Extension Option.

(d)    Borrower shall have paid to Lender a non-refundable extension fee in the amount equal to three (3) percent (3.00%) of the outstanding principal balance of this Note, on or prior to the date thirty (30) days preceding the commencement of the Extension Period.

(e)    Borrower shall furnish evidence satisfactory to Lender that all Taxes and insurance premiums on the Mortgaged Property shall have been paid current at the time Borrower exercises the Extension Option.

(f)    The Fixed Interest Rate shall remain unchanged during the Extension Period.

(g)    Borrower shall continue making monthly interest only payments on the first day of each calendar month during the Extension Period.

2. The following provision shall be added as Section J.9.:

J.9.    Interest Reserve. Lender may, without further authorization by Borrower, disburse Loan funds into an account with escrow in the name of Lender in the sum of not less than three (3) months interest (the “Guaranteed Interest Payment”) based on the original principal balance as an interest reserve for interest payments on the Note (the “Interest Reserve”). All funds held in the Interest Reserve shall be disbursed in Lender’s sole direction by escrow to Lender, without the further consent of Borrower being required, for the purpose of paying to Lender either (i) the Guaranteed Interest Payment, or (ii) any monthly accrued and unpaid Interest payment(s) under the Note (individually, a “Monthly Interest Payment” and, collectively, the “Monthly Interest Payments”). Borrower hereby authorizes Lender in its sole discretion, and without further action by Borrower, to require escrow to disburse to Lender from the Interest Reserve such sums required by Lender to pay the Guaranteed Interest Payment or any Monthly Interest Payment(s). Notwithstanding that Loan funds shall be held in escrow as an Interest Reserve and may be applied by Lender to make either the Guaranteed Interest Payment and/or any Monthly Interest Payment(s) during the term of the Loan, Borrower at all times shall be responsible for making all Note payments as and when due, and Borrower’s failure to make any required payments under the Note shall constitute an Event of Default.

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3. The following provision shall be added as Section J.10.:

J.10.    Notwithstanding anything herein this Note to the contrary, if an Event of Default has occurred the Prepayment Premium shall remain in full force until the Indebtedness under this Note is paid in full (including without limitation during any extension period as may be permitted herein).

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PREPARED BY, AND AFTER RECORDING
RETURN TO:

YIELDI, LLC

1 Glenlake Pkwy
Suite 1050

Atlanta, GA 30328

Tax Parcel Number(s): 125210230600200

Space Above for Recorder’s Use

MORTGAGE,

ASSIGNMENT OF RENTS

AND SECURITY AGREEMENT

(KANSAS)

I.            THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this “Instrument”) is dated as of June 29, 2023, and is given by 154 N. TOPEKA HOLDING COMPANY, LLC, a Kansas limited liability company, whose address is 5965 Village Way Ste. 105-142, San Diego, CA92130, as mortgagor (“Borrower”), in favor of YIELDI, LLC, a Georgia limited liability company, whose address is 1 Glenlake Pkwy, Suite 1050, Atlanta, GA 30328, as mortgagee (“Lender”). 154 N. TOPEKA HOLDING COMPANY, LLC’s organizational identification number is 8281131.

II.           Borrower is indebted to Lender in the principal amount of NINE HUNDRED FIVE THOUSAND AND 00/100 DOLLARS (US $905,000.00), as evidenced by Borrower’s Promissory Note payable to Lender, dated as of the date of this Instrument, and maturing on the earlier of (i) July 1, 2024, and (ii) the date on which the unpaid principal balance of the Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document (the “Maturity Date”).

III.         TO SECURE TO LENDER the repayment of the Indebtedness, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower hereby mortgages, warrants, grants, conveys and assigns to Lender, the Mortgaged Property, including the Land located in Sedgwick County, State of Kansas and described in Exhibit “A” attached to this Instrument.

IV.         Borrower states that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered except as shown on the Schedule of Title Exceptions. Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

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Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender, covenant and agree as follows:

A. DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings and any capitalized term not specifically defined in this Instrument shall have the meaning ascribed to that term in the Loan Agreement:

“Assignment” means, collectively, the provisions of sections C and D of this Instrument relating to the assignment of rents and leases affecting the Mortgaged Property.

“Attorneys’ Fees and Costs” means (a) fees and out-of-pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable (whether or not any lawsuit or other proceeding is instituted), including costs of Lender’s and Loan Servicer’s allocable costs of in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (b) costs and fees of expert witnesses, including appraisers; and (c) investigatory fees. As used in this Instrument and in the Note, “Attorneys’ Fees and Costs” shall include those awarded by an appellate court.

“Borrower” means all Persons identified as “Borrower” in Recital I of this Instrument, together with their successors and assigns.

“Collateral Agreement” has the definition given such term in the Loan Agreement.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement dated the same date as this Instrument, executed by Borrower, as Indemnitor, in favor of Lender, as Indemnitee.

“Fixtures” means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

“Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over Borrower.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Hazardous Materials Law.

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“Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments Reauthorization Act of 1986, the Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, and their state analogs.

“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

“Indebtedness” means the principal of, interest on, and all other amounts due at any time under, the Note, the Loan Agreement, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of this Instrument under section G of this Instrument or any other applicable provision of the Loan Agreement, this Instrument or any other Loan Document or as permitted by law.

“Land” means the land described in Exhibit “A”.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property, and all modifications, extensions or renewals.

“Lender” means the Person or Persons identified as “Lender” in Recital I of this Instrument, or any subsequent holder of the Note.

“Loan” means the loan evidenced by the Note and secured by this Instrument.

“Loan Agreement” means the Loan Agreement executed by Borrower and Lender and dated as of the date of this Instrument, as such agreement may be amended from time to time.

“Loan Documents” means the Note, this Instrument, the Assignment, the Loan Agreement, the Environmental Indemnity, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Plans, and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan, as such documents may be amended from time to time.

“Loan Servicer” means the Person or Persons that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Instrument and any other Loan Document, and otherwise to service the Loan for the benefit of Lender. Unless otherwise specified in section B of the Note, or unless Borrower receives notice to the contrary, the Loan Servicer means the Person or Persons identified as “Lender” in Recital I of this Instrument.

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“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following: (1) the Land; (2) the Improvements; (3) the Fixtures; (4) the Personalty; (5) all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated; (6) all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement; (7) all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof; (8) all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations; (9) all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; (10) all Rents and Leases; (11) all earnings, royalties, accounts receivable, issues and profits from the Land, the improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan; (12) all funds on deposit pursuant to any separate agreement between Borrower and Lender (including, without limitation, all Imposition Deposits) for the purpose of establishing replacement reserves for the Mortgaged Property, to fund any water and sewer charges, premiums for fire or other hazard insurance, rent loss insurance or other insurance required by Lender, taxes, assessments, vault rentals, or other charges or expenses required by Lender to protect the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account; (13) all refunds or rebates of impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated); (14) all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and (15) all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

“Mortgaged Property UCC Collateral” means any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof.

“Note” means the Promissory Note described in Recital II of this Instrument, including all schedules, Riders, allonges and addenda, as such Promissory Note may be amended from time to time.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all: (1) accounts (including deposit accounts); (2) equipment and Inventory owned by Borrower which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software); (3) other tangible personal property (other than Fixtures) which are used now or in the future In connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or In the Improvements; (4) any operating agreements relating to the Land or the Improvements; (5) any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements; (6) all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land or the Improvements and including subsidy or similar payments received from any sources, including a Governmental Authority; and (7) any rights of Borrower in or under letters of credit.

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"Property Jurisdiction" means the jurisdiction in which the Land is located.

"Rents" means all rents, revenues and other income of the Land or the Improvements, including parking fees, laundry and vending machine income and fees and charges for other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants.

"Schedule of Title Exceptions" means title exceptions approved by Lender and shown in the schedule of exceptions to coverage in the title policy issued to Lender contemporaneously with the recordation of this Instrument and insuring Lender's interest in the Mortgaged Property.

"Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in the Property Jurisdiction; provided that, to the extent perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Property Jurisdiction, "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

B.    UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is also a security agreement under the Uniform Commercial Code for the Mortgaged Property UCC Collateral, and Borrower, as debtor, hereby grants to Lender, as secured party, a security interest in the Mortgaged Property UCC Collateral. Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Without limiting the generality of the foregoing, Borrower authorizes Lender to file any financing statement that describes the collateral as "all assets" of Borrower, or words to similar effect. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the Mortgaged Property UCC Collateral. Unless Borrower gives notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (a) change its name, Identity, structure or jurisdiction of organization; (b) change the location of its place of business (or chief executive office if more than one place of business); or (c) add to or change any location at which any of the Mortgaged Property UCC Collateral is stored, held or located. If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. in exercising any remedies, Lender may exercise its remedies against the Mortgaged Property UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies. This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

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C.    ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

C.1.    As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in section A above. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

C.2.    After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred which, if it is amenable to cure, has not been timely cured, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower's license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender's demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents.

C.3.    Borrower states that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing indebtedness that will be paid off and discharged with the proceeds of the Loan), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this section C, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than one (1) month prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than one (1) month prior to the due dates of such Rents.

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C.4.    If an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender may, regardless of the adequacy of Lender's security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to section C.1 above, protecting the Mortgaged Property or the security of this instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, regardless of the adequacy of Lender's security, without regard to Borrower's solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon Lender's entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including computer files and other records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents. In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this section C shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

C.5.    If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under this section C, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

C.6.    If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in section G below.

C.7.    Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

D.    ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

D.1.   As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower's right, title and interest in, to and under the Leases, Including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the "Mortgaged Property" as that term is defined in section A above. However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of Borrower that in this circumstance this Instrument create and perfect a lien on the Leases In favor of Lender, which lien shall be effective as of the date of this Instrument.

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D.2.    Until Lender gives notice to Borrower of Lender's exercise of its rights under this section D, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this section D or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend any Lease. In no event, however, shall Borrower have the right to terminate any lease or to modify the terms of any lease so as to decrease the rent or shorten the term of the lease without the prior written consent of Lender. Any purported termination or modification of any lease without Lender's prior written consent in violation of the preceding sentence shall constitute an Event of Default and shall be void and of no force or effect. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the first sentence of this section D.2 to exercise rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

D.3.    Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this section D shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to section D.1 above shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person in or about the Mortgaged Property. Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (a) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (b) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (c) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

D.4.    Upon delivery of notice by Lender to Borrower of Lender's exercise of Lender's rights under this section D at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

D.5.    Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each Lease then in effect.

D.6.    Borrower further covenants with Lender that (a) all Leases shall be written on a standard form of lease that has been or will be approved in writing in advance by Lender; (b) upon request, Borrower shall furnish Lender with executed copies of all Leases and all amendments thereto; (c) no material changes may be made to the Lender-approved standard lease without the prior written consent of Lender; (d) all renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arm's-length transactions; (e) all Leases shall provide that (i) they are subordinate to this Instrument and any other indebtedness now or hereafter secured by the Mortgaged Property, (ii) lessees agree to attorn to Lender (such attornment to be effective upon Lender's acquisition of title to the Mortgaged Property), (iii) lessees agree to execute such further evidences of attornment as Lender may from time to time request, (iv) the attornment of lessees shall not be terminated by foreclosure, (v) Lender may, at Lender's option, accept or reject such attornment, and (vi) lessees agree to execute and acknowledge a subordination, attornment and non-disturbance agreement in form and content acceptable to Lender, and, two times in any calendar year, as Lender may request, a certificate signed by lessee confirming and containing such factual certifications and representations deemed appropriate by Lender; (f) Borrower shall not grant any purchase options without the prior written approval of Lender; and (g) all new Leases shall be subject to the prior written approval of Lender.

D.7.    Borrower shall not receive or accept Rent under any Lease for more than one (1) month in advance.

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E.    PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM. Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

F.    APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Neither Lender's acceptance of an amount which is less than all amounts then due and payable nor Lender's application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Instrument and the Note shall remain unchanged.

G.    PROTECTION OF LENDER'S SECURITY.

G.1.    If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender's interest, including (a) payment of fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants, (b) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (c) procurement of the insurance required by section D.2 of the Loan Agreement, (d) payment of amounts which Borrower has failed to pay under sections D.1 and D.6 of the Loan Agreement, and (e) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "Prior Lien").

G.2.    Any amounts disbursed by Lender under this section G, or under any other provision of this Instrument that treats such disbursement as being made under this section G, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the "Default Rate", as defined in the Note.

G.3.    Nothing in this section G shall require Lender to Incur any expense or take any action.

H. EVENTS OF DEFAULT. An Event of Default under the Loan Agreement shall constitute an Event of Default under this Instrument.

I.    REMEDIES CUMULATIVE. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Lender's exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

J.    WAIVER OF STATUTE OF LIMITATIONS, OFFSETS, AND COUNTERCLAIMS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under this Instrument will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

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K.    WAIVER OF MARSHALING. Notwithstanding the existence of any other security Interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

L     FURTHER ASSURANCES. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

M.   GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

M.1.    This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the Property Jurisdiction.

M.2.    Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have non-exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue or defense to venue to which it might be entitled by virtue of domicile, habitual residence, inconvenient forum or otherwise.

N.    NOTICE. Except as otherwise specified by the laws of the Property Jurisdiction, all notices, demands and other communications required or permitted to be given pursuant to this Instrument shall be given in accordance with section H.3 of the Loan Agreement.

O.    SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by section E.1 of the Loan Agreement shall constitute an Event of Default.

P.    JOINT AND SEVERAL LIABILITY. If more than one Person signs this Instrument as Borrower, the obligations of such Persons under this Instrument, the Note and other Loan Documents shall be Joint and several.

Q.    RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

Q.1.   The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

Q.2.    No creditor of any party to this Instrument and no other Person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (a) any arrangement (a "Servicing Arrangement") between Lender and any Loan Servicer for loss sharing or Interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is Independent of the obligation of Borrower for the payment of the Indebtedness, (b) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (c) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

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R.    SEVERABILITY; ENTIRE AGREEMENT; AMENDMENTS. The parties intend that the provisions of this instrument and all other Loan Documents shall be legally severable. If any term or provision of this Instrument, or any other Loan Document, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Instrument or of such other Loan Document shall not be affected thereby, and each term and provision shall be valid and be enforceable to the fullest extent permitted by law. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

S.    CONSTRUCTION. The captions and headings of the Sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Instrument includes the plural and use of the plural includes the singular. As used in this Instrument, the term "including" means "including, but not limited to" and the term "includes" means "includes without limitation." The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (1) any definition of or reference to any agreement, instrument or other document in this Instrument shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Instrument or any other Loan Document), and (2) any reference in this Instrument to any Person shall be construed to include such Person's successors and assigns.

T.    SUBROGATION. If, and to the extent that, the proceeds of the Loan, or subsequent advances under section G above, are used to pay, satisfy or discharge a Prior Lien, such Loan proceeds or advances shall be deemed to have been advanced by Lender at Borrower's request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

U.    [Intentionally Omitted]

V.    ACCELERATION; REMEDIES. At any time during the existence of an Event of Default, Lender, at Lender's option, may declare the Indebtedness to be immediately due and payable without further demand, and may foreclose this Instrument by judicial proceeding and may invoke any other remedies permitted by applicable law or provided in this Instrument, the Loan Agreement or any other Loan Document. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including costs of documentary evidence, abstracts, title reports and Attorneys' Fees and Costs, and out of pocket expenses.

W.    FIXTURE FILING. This Instrument is also a fixture filing under the Uniform Commercial Code of Kansas.

X.    RELEASE. Upon payment of the Indebtedness, Lender shall, at Its cost, release this Instrument.

Y.    WAIVER OF HOMESTEAD. If applicable, Borrower hereby releases, relinquishes and waives, to the fullest extent allowed by law, all rights and benefits, if any, under and by virtue of homestead exemption laws.

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Z.    FINANCING STATEMENT. As provided in section B, this Instrument constitutes a financing statement with respect to any part of the Mortgaged Property which is or may become a Fixture and for the purposes of such financing statement: (1) the Debtor shall be Borrower and the Secured Party shall be Lender; (2) the addresses of Borrower as Debtor and of Lender as Secured Party are as specified above in the first paragraph of this Instrument; (3) the name of the record owner is Borrower; (4) the types or items of collateral consist of any part of the Mortgaged Property which is or may become a Fixture; and (5) this Instrument is to be recorded in the real property records where the Mortgaged Property is located.

AA. APPOINTMENT OF RECEIVER. section C.2 and section D.4 are amended by (1) deleting the following phrase, each time it appears: "Lender entering upon and taking and maintaining control of the Mortgaged Property," and (2) inserting the following new phrase in its place: "Lender entering upon and taking and maintaining control or possession of the Mortgaged Property or any equivalent action."

BB. WAIVER OF REDEMPTION, APPRAISEMENT RIGHTS AND MARSHALING OF ASSETS. Borrower hereby knowingly and voluntarily waives any and all rights whatsoever to redeem any or all of the Mortgaged Property subsequent to foreclosure and to require that the Mortgaged Property be appraised or that the sale be confirmed, whether such rights arise out of statute or otherwise, or are based upon legal or equitable rights. Borrower further waives all rights to a stay of any foreclosure hereunder, a marshaling of assets, and a sale in inverse order of alienation that may otherwise be available under the laws of the State in which the Mortgaged Property is located. These waivers are intentionally and knowingly made, and Borrower acknowledges and understands that Lender is expressly relying upon these waivers in agreeing to make the loan as requested by Borrower.

CC. INTERPRETATION. It is the intention of Borrower and Lender that if any provision of this Instrument or any other Loan Document is capable of two (2) constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid. Borrower acknowledges that Lender has attempted in good faith to assure that this Instrument, the Note and all other loan Documents are in compliance with applicable laws of the Property Jurisdiction and federal laws. Nevertheless, in the event that any provision of this Instrument, the Note or any other Loan Document is not in compliance with any such laws, then the non-complying provision shall be deemed to be deleted or modified to the extent necessary to assure legal compliance. Similarly, in the event any language or disclosure required by applicable laws of the Property Jurisdiction is not contained in the Loan Documents, then the Loan Documents shall be deemed to have been supplemented to add such language or disclosure, or, at Lender's option, Lender may provide such additional language or disclosure. In either event, such legal requirement shall thereby be satisfied and such noncompliance shall be deemed to have been cured for all purposes. Within ten (10) days after written request by Lender, Borrower agrees to execute such documentation as Lender may require to cure any legal compliance issues or deficiencies in the Loan Documents.

DD. FUTURE ADVANCES. In addition to the Indebtedness, this Instrument shall (to the extent allowed by applicable law) also secure payment of the principal, Interest and other charges due on all other future loans or advances made by Lender to Borrower (or any successor In interest to Borrower as the owner of all or any part of the Mortgaged Property) when the promissory note evidencing such loan or advance specifically states that it is secured by this Instrument ("Future Advances"), including all extensions, renewals and modifications of any such Future Advances.

EE. EXECUTION IN COUNTERPARTS. This Instrument may be executed in multiple counterparts, and the separate signature pages and notary acknowledgments may then be combined Into a single original document for recordation.

FF.  NO ORAL AGREEMENTS. The following is included in this instrument pursuant to K.S.A. Section 16-118(b):

This Instrument and all the Loan Documents collectively constitute the written credit agreement which is the final expression of the credit agreement between Borrower and Lender.

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This Instrument and all the Loan Documents may not be contradicted by evidence of any prior oral credit agreement or of a contemporaneous oral credit agreement between Borrower and Lender.

The following space (which Borrower and Lender agree is sufficient space) is provided for the placement of nonstandard terms, if any:

[None]

Borrower and Lender affirm that there is no unwritten oral credit agreement between Borrower and Lender with respect to the subject matter of this Instrument and the other Loan Documents.

Lender’s Initials:    ____  Borrower’s Initials: ____

GG. BALLOON PAYMENT NOTICE. The Note secured hereby provides for a balloon payment of the entire Indebtedness upon the Maturity Date of the Note.

HH. DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this Instrument and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower waives (1) any right to insist or require that Lender produce paper originals, (2) agrees that such images shall be accorded the same force and effect as the paper originals, (3) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (4) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Instrument or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

II.   WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBIT. The following Exhibit is attached to this Instrument:

Exhibit “A”            Description of the Land

THIS MORTGAGE SECURES A FIXED RATE PROMISSORY NOTE. THIS MORTGAGE IS A FIRST MORTGAGE. NO FURTHER ENCUMBRANCES MAY BE RECORDED AGAINST THE MORTGAGED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER. FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN EVENT OF DEFAULT AND AT LENDER’S OPTION THE LOAN SHALL IMMEDIATELY BECOME DUE AND PAYABLE. CONSENT TO ONE FURTHER ENCUMBRANCE SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE OR SUCCESSIVE ENCUMBRANCES.

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument under seal (where applicable) or has caused this Instrument to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Borrower Intends that this Instrument shall be deemed to be signed and delivered as a sealed Instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

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BORROWER:

154 N. TOPEKA HOLDING COMPANY, LIC,

a Kansas limited liability company

By:	CALTIER FUND I LP,
a Delaware limited partnership,
Sole Member

By:	CALTIER, INC.,
a Delaware corporation,
Manager

By:	/s/ Matthew D. Belcher
MATTHEW D. BELCHER,
Chief Executive Officer

By:	/s/ Parker A. Smith
PARKER A. SMITH,
Chief Financial Officer

(SEAL)

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EXHIBIT “A”

DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN IS SITUATED IN SEDGWICK COUNTY, STATE OF KANSAS, AND IS DESCRIBED AS FOLLOWS:

Lot 17 and part of Lot 15, on Topeka Avenue, J.R. Mead’s Addition to the City of Wichita, Sedgwick County, Kansas, more particularly described as: Beginning at the northwest corner of Lot 17, Topeka Avenue, J.R. Mead’s Addition to the City of Wichita, Sedgwick County, Kansas, thence south 61.17 feet; thence east on a line parallel with the North line of the aforesaid Lot 17, a distance of 140 feet to a point 60.17 feet south of the Northeast corner of the aforesaid Lot 17; thence north 60.17 feet to the Northeast corner of the aforesaid Lot 17, thence west on the North line of said Lot 17 to the point of beginning.

APN: 125210230600200

PROPERTY ADDRESS: 154 N. TOPEKA AVE., WICHITA, KS 67202

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